UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, without par value	HI	New York Stock Exchange

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 2, 2021, Hillenbrand, Inc. (the “Company”) entered into a Key Employee Retention Agreement (the “Agreement”) with Christopher H. Trainor, Senior Vice President and President of the Batesville business segment, which provides for an equity award pursuant to the Company’s Amended and Restated Stock Incentive Plan. This award has a total grant date value of approximately $2,625,000, to be paid in the form of restricted stock units vesting 20% on each of the second, third, and fourth anniversaries of the grant date, and 40% on the fifth anniversary, subject in each case to Mr. Trainor’s continued employment on such vesting date. The unvested portion of the award may accelerate upon the occurrence of certain conditions.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with Hillenbrand, Inc.’s Form 10-K for the fiscal year ended September 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 8, 2021	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
	Name:	Nicholas R. Farrell
	Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer